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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               -------------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: January 10, 1997


                         CLEAN DIESEL TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                   No. 0-27432
                            (Commission File Number)




        Delaware                                         06-1393453
(State of Incorporation)                 (I.R.S. Employer Identification Number)


                         Suite 702, 300 Atlantic Street
                               Stamford, CT 06901
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (203) 327-7050





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Item 5.  Other Events

         On January 10, 1997 the Registrant commenced mailing to its stockholders the Preliminary 1996 Report of its Activities attached as Exhibit A.






































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Clean Diesel Technologies, Inc.
                                                           (Registrant)



Date:   January 13, 1997                      By:    /s/  C. W. Grinnell
                                                  -----------------------------
                                                     Charles W. Grinnell
                                                     Corporate Secretary



























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CDT   CLEAN DIESEL TECHNOLOGIES, INC.

300 Atlantic Street, Suite 702, Stamford, CT 06901-3522,
                                              (203) 327-7050, FAX (203) 323-0461


                                                         EXHIBIT A TO FORM 8-K


10 January 1997


Dear Shareholder:

I am happy to report that 1996 has been an excellent year for Clean Diesel Technologies, with progress accelerating for the last few months. We are now aligned with several of the most progressive and illustrious companies in our industry.

THE PLATINUM FUEL CATALYST (PFC) PRODUCTS

     Holt Lloyd U.K, the biggest international car care company, has now started selling our Platinum Plus(R) in the after-market for diesel engines in France and will expand in 1997 in Europe and Asia. This is our first commercially available product launch, and it is being followed quickly by a Platinum Plus gasoline additive that will extend the life of catalytic converters; we expect this to be launched in 1997.

     Lubrizol's Engine Control Systems Division and CDT are jointly marketing our PFC with their diesel catalytic oxidizers.

     Engelhard Corporation is working with us to evaluate our PFC for use with ceramic coatings and diesel catalytic oxidizers.

     Cummins Engine Company will, beginning in 1997, be working with CDT to develop applications for use of the PFC with oxidizers and particulate traps for a new generation of low emission engines.

     We   have   completed   the   first   stage   development   of  a
     platinum/cerium additive for use with Rhone-Poulenc's particulate trap system.

     There is increasing interest from oil companies in the use of the PFC for premium fuels.

THE NOx CONTROL PRODUCTS

     Engelhard Corporation and Nalco Fuel Tech (NFT) have agreed to work with us to commercialize NOx reduction systems for high horsepower diesel engines. There is a growing worldwide market for these engines for use in electrical power generation.

     The U.S. EPA and the Department of the Navy are working with us to demonstrate NOx reduction technology for harbor vessels.



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Our strategic alliances position the company well to bring our products and technologies to the market. We expect to start selling our first products in 1997.

Because our products and technologies are low cost and complementary to other emission control systems and engine technologies, we expect them to have broad application with engine companies, emission control companies, additive companies, and oil companies.


TECHNOLOGY

During 1996, CDT has filed an additional 5 patent applications and now has a total of 24 patents granted and 21 patent applications. These patents and patent applications cover means of controlling the four principal emissions from diesel engines (NOx, particulates, CO, and HC). CDT's focus is on integrating its technologies with other emission control systems to thus work with the engine manufacturers and emissions control companies in optimizing specific systems for each engine type. This broad patent position supports and protects CDT in its cooperative efforts with the major players in the market. Several fundamental patents issued in 1996 covering the use of the PFC with oxidizers and on fundamental and advanced LOE-NOx(TM) technology. Four new applications were filed on advanced urea SCR technology.

At the start of 1996, CDT had $8.8 million in cash and receivables from the rights offering. Expenses and costs of development programs for the year have been within budget, and as of January 1, 1997 we had approximately $5.1 million in cash and $0.7 million of debt. The funds expended during 1996 have achieved outstanding advances in the products and technologies and in developing the markets. We expect continued success in 1997.





J. D. Peter-Hoblyn
President and Chief Executive Officer









Statements in this letter which are not historical fact, so-called "forward-looking statements", are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. See Item 1 "Risk Factors of the Business" in the Company's Form 10-K for the year ended December 31, 1995.